Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Todd Ernst
781-522-5110	781-522-5141

Raytheon Reports Solid Fourth Quarter and Full-Year 2010 Results

•	Fourth quarter 2010 Adjusted EPS of $1.57, up 20 percent; EPS from continuing operations was $1.37(1)

•	Fourth quarter operating cash flow from continuing operations of $861 million after a $750 million discretionary pension plan contribution

•	Full-year 2010 Adjusted EPS of $5.58, up 15 percent; full-year 2010 EPS from continuing operations was $4.79(1)

•	Full-year 2010 operating cash flow from continuing operations of $1.9 billion after a $750 million discretionary pension plan contribution

•	Announced agreement to acquire Applied Signal Technology, Inc. and commencement of tender offer

•	Provides Guidance for 2011

WALTHAM, Mass., (January 27, 2011) – Raytheon Company (NYSE: RTN) announced fourth quarter 2010 Adjusted EPS of $1.57 per diluted share compared to $1.31 per diluted share in the fourth quarter 2009(1), up 20 percent. The increase was primarily driven by operational improvements and capital deployment actions. Fourth quarter 2010 EPS from continuing operations was $1.37 compared to $1.30 in the fourth quarter 2009. Fourth quarter 2010 and fourth quarter 2009 EPS from continuing operations included net charges of $0.10 and $0.03, respectively, associated with the impacts of the early debt retirements. Fourth quarter 2010 also included FAS/CAS pension expense of $0.11, compared to $0.01 of FAS/CAS pension income in the fourth quarter 2009.

(1)

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and, from time to time, certain other items. In addition to the FAS/CAS pension adjustment, Q4 2010 and 2009 Adjusted EPS exclude the impacts of early debt retirements in Q4 2010 and Q4 2009, and full-year 2010 and 2009 EPS exclude the impacts of the UK Border Agency program adjustment in Q2 2010, a favorable tax settlement in Q3 2010 and early debt retirements in Q4 2010 and Q4 2009. Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

“Raytheon’s focus on performance drove solid operating results,” said William H. Swanson, Raytheon’s Chairman and CEO. “The depth and breadth of our product portfolio coupled with outstanding execution positions the company well going forward.”

Net sales in the fourth quarter 2010 were $6.9 billion compared to $6.7 billion in the fourth quarter 2009.

Operating cash flow from continuing operations in the fourth quarter 2010 was $861 million after a $750 million discretionary cash contribution made to the Company’s pension plans, compared to $1,073 million in the fourth quarter 2009. The strong operating cash flow from continuing operations in the fourth quarter 2010 was primarily due to the timing of collections and lower cash taxes.

In the fourth quarter 2010, the Company repurchased 5.3 million shares of common stock for $250 million, as part of its previously announced share repurchase program. For the full-year 2010 the Company repurchased 29.0 million shares of common stock for $1,450 million.

As previously announced, in the fourth quarter 2010, the Company issued $2.0 billion in long-term debt and retired $678 million in long-term debt maturing in 2012 and 2013. As a result of the debt retirement and issuance of longer maturities, the Company extended the term of its debt structure at lower interest rates.

Also as previously announced, in the fourth quarter 2010, the Company signed a definitive agreement to acquire Applied Signal Technology, Inc. (AST) and commenced a cash tender offer to purchase all of the outstanding shares of common stock of AST. The transaction is expected to close in the first quarter 2011 and AST will become part of Raytheon’s Space and Airborne Systems (SAS) business.

Full-Year Financial Results

Full-year 2010 Adjusted EPS was $5.58 per diluted share compared to $4.87 for the full-year 2009(2), up 15 percent. The increase was primarily driven by operational improvements and capital deployment actions. Full-year 2010 EPS from continuing operations was $4.79 compared to $4.89 for the full-year 2009.

2009 vs. 2010 EPS Variance

	EPS	Adjusted EPS(2)
Full-year 2009	$4.89	$4.87
Operational Improvements	0.37	0.37
Reduced Share Count	0.23	0.23
Other Items, net	0.11	0.11
FAS/CAS Pension Adjustment*	(0.44)	NA
Q2 UK Border Agency Program Adjustment	(0.75)	NA
Q3 Favorable Tax Settlement	0.45	NA
Q4 Early Debt Retirement Impact, net**	(0.07)	NA

Full-year 2010	$4.79	$5.58

*	Represents the difference between the 2010 and 2009 FAS/CAS Pension Adjustments of $(0.40) and $0.04, respectively.
**	Represents the difference between the Q4 2010 and Q4 2009 early retirement make-whole provision charges net of the acceleration of deferred gains related to terminated interest rate swaps on the retired debt of $(0.10) and $(0.03), respectively.

Net sales in 2010 were $25.2 billion, compared to $24.9 billion in 2009.

The Company generated strong operating cash flow for the year. Operating cash flow from continuing operations was $1.9 billion in 2010 after a $750 million discretionary cash contribution made to the Company’s pension plans, compared to $2.7 billion in 2009. The Company made $1,902 million in total cash contributions to its pension plans in full-year 2010 compared to $1,115 million in full-year 2009.

The Company ended 2010 with a strong balance sheet, with $3.6 billion in cash and cash equivalents, and $3.6 billion in total debt.

(2)

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and, from time to time, certain other items. In addition to the FAS/CAS pension adjustment, full-year 2010 and 2009 EPS exclude the impacts of the UK Border Agency program adjustment in Q2 2010, a favorable tax settlement in Q3 2010 and early debt retirements in Q4 2010 and Q4 2009. Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Summary Financial Results	4th Quarter		%	Full-Year		%

($ in millions, except per share data)	2010	2009	Change	2010	2009	Change

Net sales	$6,885	$6,667	3%	$25,183	$24,881	1%
Income from continuing operations attributable to Raytheon Company	$499	$504	-1%	$1,804	$1,936	-7%
Adjusted Income(1)	$575	$510	13%	$2,105	$1,928	9%
EPS from continuing operations	$1.37	$1.30	5%	$4.79	$4.89	-2%
Adjusted EPS(1)	$1.57	$1.31	20%	$5.58	$4.87	15%
Operating cash flow from cont. ops.	$861	$1,073		$1,931	$2,745
Workdays in fiscal reporting calendar	62	61		249	249

(1)

Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment and, from time to time, certain other items. Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and, from time to time, certain other items. In addition to the FAS/CAS pension adjustment, Q4 2010 and Q4 2009 Adjusted Income and Adjusted EPS exclude the impacts of early debt retirements in Q4 2010 and Q4 2009, and full-year 2010 and 2009 Adjusted Income and Adjusted EPS exclude the impacts of the UK Border Agency program adjustment in Q2 2010, a favorable tax settlement in Q3 2010 and early debt retirements in Q4 2010 and Q4 2009. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings	4th Quarter		Full-Year
($ in millions)	2010	2009	2010	2009

Bookings	$5,984	$7,065	$24,449	$25,058

Backlog	Period Ending
($ in millions)	12/31/10	12/31/09

Backlog	$34,551	$36,877
Funded Backlog	$22,632	$23,479

The Company reported bookings for the full-year 2010 of $24.4 billion and ended with a backlog of $34.6 billion. Bookings in 2010 were affected by the timing of both domestic and international awards.

Outlook

2011 Financial Outlook

	2010 Actual	2011 Outlook*
Net Sales ($B)	25.2	25.5 - 26.3
FAS/CAS Pension Inc./(Exp.) ($M)	(230)	(367)
Interest Expense, Net ($M)	(110)	(155) - (165)
Diluted Shares (M)	377	353 - 359
Effective Tax Rate	24.2%	~30.5%
EPS from Continuing Operations(1)	$4.79	$4.83 - $4.98
Adjusted EPS(2)	$5.58	$ 5.50 - $5.65
Operating Cash Flow from Cont. Ops. ($B)	1.9	2.0 - 2.2
ROIC (%)(3)	14.6	13.4 - 13.9

(1)

2010 and 2011 EPS from continuing operations includes $43 million and $2 million of income, respectively, representing the difference between our post-retirement benefits (PRB) credit under FAS in accordance with GAAP and our PRB adjustment under CAS (FAS/CAS PRB adjustment). In order to more clearly show each business’ underlying operational performance, we will begin treating the FAS/CAS PRB adjustment (previously reported as part of each business) consistent with the FAS/CAS pension adjustment for management reporting in 2011. Beginning in 2011, we will change our segment presentation to exclude from each business segment the amounts related to the FAS/CAS PRB adjustment and combine such amounts with our FAS/CAS pension adjustment. The foregoing changes in segment presentation and the FAS/CAS pension adjustment are not reflected in the amounts above but will be reflected in future reporting periods in 2011.

(2)

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and, from time to time, certain other items. In addition to the FAS/CAS pension adjustment, 2010 Adjusted EPS excludes the impacts of the UK Border Agency program adjustment in Q2 2010, a favorable tax settlement in Q3 2010 and an early debt retirement in Q4 2010. Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

(3)

ROIC is a non-GAAP financial measure. ROIC has been calculated using the Company’s revised ROIC definition as detailed in attachment G. We adjusted the ROIC definition to exclude any change from pension contributions, which eliminates all of the non-operational pension impact from the calculation in order to more clearly reflect the underlying business performance in ROIC. See attachment G for more information on the revised and prior ROIC definitions and the Company’s use of ROIC.

*	2011 Outlook assumes the closing of the acquisition of Applied Signal Technology in first quarter 2011. The AST acquisition is subject to certain customary closing conditions as discussed more fully in our Schedule TO, as amended, filed with the SEC.

The Company has provided its financial outlook for 2011. Charts containing additional information on the Company’s 2011 outlook are available on the Company’s website at www.raytheon.com/ir.

Segment Results

Integrated Defense Systems

	4th Quarter		%	Full-Year		%

($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,463	$1,541	-5%	$5,470	$5,525	-1%
Operating Income	$240	$249	-4%	$879	$859	2%
Operating Margin	16.4%	16.2%		16.1%	15.5%

Fourth Quarter

Integrated Defense Systems (IDS) had fourth quarter 2010 net sales of $1,463 million compared to $1,541 million in the fourth quarter 2009. The change in net sales was primarily due to lower sales on various U.S. Navy programs and on two joint battlefield sensor programs, partially offset by higher sales on international Patriot programs. IDS recorded $240 million of operating income compared to $249 million in the fourth quarter 2009. The change in operating income was primarily due to lower sales.

During the quarter, IDS booked $131 million to provide Patriot Guidance Enhanced Missile-Tactical (GEM-T) missiles for Kuwait, $120 million to provide Consolidated Contractor Logistics Support (CCLS) for the Missile Defense Agency (MDA), and $112 million on the Air & Missile Defense Radar (AMDR) program for the U.S. Navy.

Full-year

IDS had full-year 2010 net sales of $5,470 million compared to $5,525 million in 2009. The change in net sales was primarily due to lower sales on various U.S. Navy programs and on two joint battlefield sensor programs, partially offset by higher sales on international Patriot programs. IDS recorded $879 million of operating income in 2010 compared to $859 million in 2009. The increase in operating income was primarily due to operational improvements.

During the year, IDS booked $400 million to provide advanced Patriot air and missile defense capability for an international customer, $271 million on the Zumwalt-class destroyer program for the U.S. Navy, $228 million on the Aegis weapon system for the U.S. Navy, $222 million to provide engineering services support for a Patriot air and missile defense program for U.S. and international customers, $190 million for a U.S. Army/U.S. Navy Transportable Radar Surveillance (AN/TPY-2) radar for the MDA, $148 million to provide CCLS for the MDA, $131 million to provide GEM-T missiles for Kuwait, and $112 million on the AMDR program for the U.S. Navy.

Intelligence and Information Systems

	4th Quarter		%	Full-Year		%

($ in millions)	2010	2009	Change	2010*	2009	Change

Net Sales	$820	$803	2%	$2,757	$3,204	-14%
Operating Income (Loss)	$69	$64	8%	$(150)	$259	NM
Operating Margin	8.4%	8.0%		-5.4%	8.1%

*	Full-year 2010 includes a $316 million reduction to net sales and a $395 million reduction to operating income due to the UK Border Agency program termination in the second quarter 2010.

NM	= Not Meaningful

Fourth Quarter

Intelligence and Information Systems (IIS) had fourth quarter 2010 net sales of $820 million compared to $803 million in the fourth quarter 2009. The increase in net sales was primarily due to higher sales on Global Positioning System Operational Control Segment (GPS-OCX), a GPS command, control and mission capabilities program. IIS recorded $69 million of operating income compared to $64 million in the fourth quarter 2009. The increase in operating income was primarily due to improved program performance.

During the quarter, IIS booked $167 million on a contract to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force. IIS also booked $281 million on a number of classified contracts.

Full-year

IIS had full-year 2010 net sales of $2,757 million compared to $3,204 million in 2009. The change in net sales was primarily due to lower sales on the UK Border Agency program and a U.S. Air Force program, partially offset by higher sales on the GPS-OCX program.

During the year, IIS booked $901 million on a contract to develop the next-generation GPS-OCX for the U.S. Air Force, $167 million on a contract to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force, and $80 million on the Earth Observing System Data and Information System (EOSDIS) contract for NASA. IIS also booked $1,723 million on a number of classified contracts.

Missile Systems

	4th Quarter		%	Full-Year		%

($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,565	$1,413	11%	$5,732	$5,561	3%
Operating Income	$170	$154	10%	$654	$604	8%
Operating Margin	10.9%	10.9%		11.4%	10.9%

Fourth Quarter

Missile Systems (MS) had fourth quarter 2010 net sales of $1,565 million, up 11 percent compared to $1,413 million in the fourth quarter 2009, primarily due to higher sales on the PavewayTM, Standard Missile-3 (SM-3), and Advanced Medium-Range Air-to-Air Missiles (AMRAAM) programs. MS recorded $170 million of operating income compared to $154 million in the fourth quarter 2009. The increase in operating income was primarily due to higher volume.

During the quarter, MS booked $546 million for the production of PavewayTM for the Kingdom of Saudi Arabia and other international customers, $247 million for the production of Tomahawk missiles for the U.S. Navy, and $85 million on a classified program.

Full-year

MS had full-year 2010 net sales of $5,732 million compared to $5,561 million in 2009. The increase in net sales in 2010 was primarily due to higher sales on the SM-3, AMRAAM, Tube Launched, Optically Tracked, Wireless (TOW) missiles, and PavewayTM programs. MS recorded $654 million of operating income in 2010 compared to $604 million in 2009. The increase in operating income in 2010 was primarily due to favorable contract mix and improved program performance.

During the year, MS booked $743 million for SM-3, $698 million for AMRAAM, $675 million on a classified program, $668 million for PavewayTM, $501 million for Tomahawk missiles, $451 million for engineering and manufacturing development on the Small Diameter Bomb II (SDB II) contract, $425 million for Standard Missile-2 (SM-2), $274 million for Rolling Airframe Missiles (RAM), $271 million for Phalanx Weapon Systems, $262 million for development work on the Exoatmospheric Kill Vehicle (EKV), $209 million for AIM-9X Sidewinder short range air-to-air missiles, $198 million for the Javelin program, $168 million for Miniature Air Launched Decoys (MALD), $147 million for Evolved Sea Sparrow Missiles (ESSM), $122 million for TOW missiles, and $114 million for Joint Stand-off Weapon (JSOW).

Network Centric Systems

	4th Quarter		%	Full-Year		%

($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,310	$1,259	4%	$4,918	$4,822	2%
Operating Income	$198	$169	17%	$701	$674	4%
Operating Margin	15.1%	13.4%		14.3%	14.0%

Fourth Quarter

Network Centric Systems (NCS) had fourth quarter 2010 net sales of $1,310 million, up 4 percent compared to $1,259 million in the fourth quarter 2009, primarily due to higher sales on a classified international program. NCS recorded $198 million of operating income compared to $169 million in the fourth quarter 2009. The increase in operating income was primarily due to improved program performance.

During the quarter, NCS booked $180 million on the Standard Terminal Automation Replacement System (STARS) program for the Federal Aviation Administration (FAA) and Department of Defense (DoD), $96 million for Improved Thermal Sight Systems (ITSS) for an international customer, and $94 million for Long Range Advanced Scout Surveillance Systems (LRAS3) for the U.S. Army.

Full-year

NCS had full-year 2010 net sales of $4,918 million compared to $4,822 million in 2009. The increase in net sales was primarily due to sales related to detection systems and customer funded research and development. NCS recorded $701 million of operating income compared to $674 million in 2009. The increase in operating income was primarily due to improved program performance and higher sales.

During the year, NCS booked $254 million on the STARS program for the FAA and DoD, $250 million for LRAS3 for the U.S. Army, $146 million on a command and control program for an international customer, $111 million for Horizontal Technology Integration (HTI) forward-looking infrared kits for the U.S. Army, $104 million on the Navy Multiband Terminal (NMT) program for the U.S. Navy, and $96 million for ITSS for an international customer.

Space and Airborne Systems

	4th Quarter		%	Full-Year		%

($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$1,300	$1,266	3%	$4,830	$4,582	5%
Operating Income	$165	$174	-5%	$686	$647	6%
Operating Margin	12.7%	13.7%		14.2%	14.1%

Fourth Quarter

Space and Airborne Systems (SAS) had fourth quarter 2010 net sales of $1,300 million, up 3 percent compared to $1,266 million in the fourth quarter 2009, primarily due to growth on classified business and on a multi-spectral targeting system program. SAS recorded $165 million of operating income compared to $174 million in the fourth quarter 2009. The change in operating income was primarily due to a change in contract mix.

During the quarter, SAS booked $374 million for the production of Active Electronically Scanned Array (AESA) radars for the U.S. Navy and an international customer. SAS also booked $192 million on a number of classified contracts.

Full-year

SAS had full-year 2010 net sales of $4,830 million, up 5 percent compared to $4,582 million in 2009. The increase in net sales was primarily due to growth in classified business. SAS recorded $686 million of operating income in 2010 compared to $647 million in 2009. The increase in operating income was primarily due to higher sales and favorable contract mix, partially offset by $19 million of favorable contractual settlements in 2009.

During the year, SAS booked $618 million for the production of AESA radars for the U.S. Air Force, U.S. Navy, Air National Guard and international customers, and $90 million for the production of Advanced Countermeasures Electronic System (ACES) for Egypt. SAS also booked $1,106 million on a number of classified contracts.

Technical Services

	4th Quarter		%	Full-Year		%

($ in millions)	2010	2009	Change	2010	2009	Change

Net Sales	$964	$888	9%	$3,472	$3,161	10%
Operating Income	$83	$58	43%	$300	$215	40%
Operating Margin	8.6%	6.5%		8.6%	6.8%

Fourth Quarter

Technical Services (TS) had fourth quarter 2010 net sales of $964 million, up 9 percent compared to $888 million in the fourth quarter 2009, primarily due to growth in domestic and foreign training programs supporting the U.S. Army’s Warfighter Field Operations Customer Support (FOCUS) activities and higher sales on programs with the Transportation Security Administration (TSA). TS recorded operating income of $83 million in the fourth quarter 2010 compared to $58 million in the fourth quarter 2009, primarily due to operational improvements.

During the quarter, TS booked $91 million on domestic training programs and $47 million on foreign training programs in support of the Warfighter FOCUS activities.

Full-year

TS had full-year 2010 net sales of $3,472 million, up 10 percent compared to $3,161 million in 2009. The increase in net sales was primarily due to growth in domestic and foreign training programs and programs with the TSA. TS recorded operating income of $300 million in 2010 compared to $215 million in 2009. The increase in operating income was primarily due to operational improvements.

During the year, TS booked $952 million on domestic training programs and $328 million on foreign training programs in support of the Warfighter FOCUS activities. TS also booked $173 million to provide operational and logistics support to the National Science Foundation (NSF) Office of Polar Programs and $88 million on the Security Equipment Integration Services (SEIS) contract for the TSA.

Raytheon Company (NYSE: RTN), with 2010 sales of $25 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 89 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

Conference Call on the Fourth Quarter and Full-Year 2010 Financial Results

Raytheon’s financial results conference call will be held on Thursday, January 27, 2011 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.

The dial-in number for the conference call will be (877) 415-3182 in the U.S. or (857) 244-7325 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Fourth Quarter 2010

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09

Net sales	$6,885	$6,667	$25,183	$24,881

Operating expenses
Cost of sales	5,506	5,317	20,303	19,747
Administrative and selling expenses	432	392	1,648	1,527
Research and development expenses	143	158	625	565

Total operating expenses	6,081	5,867	22,576	21,839

Operating income	804	800	2,607	3,042

Interest expense	28	28	126	123
Interest income	(6)	(3)	(16)	(14)
Other (income) expense	67	21	65	3

Non-operating (income) expense	89	46	175	112

Income from continuing operations before taxes	715	754	2,432	2,930
Federal and foreign income taxes	201	237	589	953

Income from continuing operations	514	517	1,843	1,977
Income (loss) from discontinued operations, net of tax	(40)	—	36	(1)

Net income	474	517	1,879	1,976
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	15	13	39	41

Net income attributable to Raytheon Company	$459	$504	$1,840	$1,935

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.38	$1.32	$4.84	$4.96
Income (loss) from discontinued operations, net of tax	(0.11)	—	0.10	—
Net income	1.26	1.32	4.94	4.96
Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.37	$1.30	$4.79	$4.89
Income (loss) from discontinued operations, net of tax	(0.11)	—	0.10	—
Net income	1.25	1.30	4.88	4.89
Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$499	$504	$1,804	$1,936
Income (loss) from discontinued operations, net of tax	(40)	—	36	(1)

Net income	$459	$504	$1,840	$1,935

Average shares outstanding
Basic	363.2	382.2	372.7	390.4
Diluted	366.0	388.4	377.0	395.7

Attachment B

Raytheon Company

Preliminary Segment Information

Fourth Quarter 2010

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Net Sales Three Months Ended
(In millions, except percentages)	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09

Integrated Defense Systems	$1,463	$1,541	$240	$249	16.4%	16.2%
Intelligence and Information Systems	820	803	69	64	8.4%	8.0%
Missile Systems	1,565	1,413	170	154	10.9%	10.9%
Network Centric Systems	1,310	1,259	198	169	15.1%	13.4%
Space and Airborne Systems	1,300	1,266	165	174	12.7%	13.7%
Technical Services	964	888	83	58	8.6%	6.5%
FAS/CAS Pension Adjustment	—	—	(60)	6
Corporate and Eliminations	(537)	(503)	(61)	(74)

Total	$6,885	$6,667	$804	$800	11.7%	12.0%

	Net Sales Twelve Months Ended		Operating Income Twelve Months Ended		Operating Income As a Percent of Net Sales Twelve Months Ended
(In millions, except percentages)	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09

Integrated Defense Systems	$5,470	$5,525	$879	$859	16.1%	15.5%
Intelligence and Information Systems	2,757	3,204	(150)	259	–5.4%	8.1%
Missile Systems	5,732	5,561	654	604	11.4%	10.9%
Network Centric Systems	4,918	4,822	701	674	14.3%	14.0%
Space and Airborne Systems	4,830	4,582	686	647	14.2%	14.1%
Technical Services	3,472	3,161	300	215	8.6%	6.8%
FAS/CAS Pension Adjustment	—	—	(230)	27
Corporate and Eliminations	(1,996)	(1,974)	(233)	(243)

Total	$25,183	$24,881	$2,607	$3,042	10.4%	12.2%

Attachment C

Raytheon Company

Other Preliminary Information

Fourth Quarter 2010

	Funded Backlog		Total Backlog
(In millions)	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09

Integrated Defense Systems	$6,433	$5,595	$8,473	$10,665
Intelligence and Information Systems	725	1,588	4,319	4,360
Missile Systems	6,385	6,454	8,212	7,657
Network Centric Systems	3,740	4,389	4,912	5,501
Space and Airborne Systems	3,266	3,402	5,981	5,921
Technical Services	2,083	2,051	2,654	2,773

Total	$22,632	$23,479	$34,551	$36,877

	Bookings Three Months Ended		Bookings Twelve Months Ended
	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09

Bookings	$5,984	$7,065	$24,449	$25,058

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Fourth Quarter 2010

(In millions)	31-Dec-10	31-Dec-09
Assets
Cash and cash equivalents	$3,638	$2,642
Contracts in process	4,414	4,493
Inventories	363	344
Deferred taxes	266	273
Prepaid expenses and other current assets	141	116

Total current assets	8,822	7,868
Property, plant and equipment, net	2,003	2,001
Deferred taxes	106	436
Goodwill	12,045	11,922
Other assets, net	1,446	1,380

Total assets	$24,422	$23,607

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,201	$2,224
Accounts payable	1,538	1,397
Accrued employee compensation	901	868
Other accrued expenses	1,320	1,034

Total current liabilities	5,960	5,523
Accrued retiree benefits and other long-term liabilities	4,815	5,793
Deferred taxes	147	23
Long-term debt	3,610	2,329
Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	11,406	10,991
Accumulated other comprehensive loss	(5,146)	(4,824)
Treasury stock, at cost	(6,900)	(5,446)
Retained earnings	10,390	9,102

Total Raytheon Company stockholders’ equity	9,754	9,827
Noncontrolling interests in subsidiaries	136	112

Total equity	9,890	9,939

Total liabilities and equity	$24,422	$23,607

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Fourth Quarter 2010

	Three Months Ended		Twelve Months Ended
(In millions)	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09

Net income (loss)	$474	$517	$1,879	$1,976
(Income) loss from discontinued operations, net of tax	40	—	(36)	1

Income (loss) from continuing operations	514	517	1,843	1,977
Depreciation	79	79	304	299
Amortization	30	28	116	103
Working capital (excluding pension and taxes)*	495	178	358	(47)
Other	(257)	271	(690)	413

Net operating cash flow	861	1,073	1,931	2,745
Discontinued operations	4	(4)	11	(20)
Capital spending	(135)	(142)	(319)	(280)
Internal use software spending	(22)	(18)	(67)	(67)
Acquisitions	(140)	(334)	(152)	(334)
Dividends	(135)	(118)	(536)	(473)
Repurchases of common stock	(250)	(300)	(1,450)	(1,200)
Debt issuance	1,975	496	1,975	496
Debt repayments	(678)	(474)	(678)	(474)
Warrants exercised	—	—	250	—
Other	9	21	31	(10)

Total cash flow	$1,489	$200	$996	$383

*	Working capital (excluding pension and taxes) is a summation of changes in: contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F (Page 1 of 2)

Raytheon Company

Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin

Fourth Quarter 2010

Adjusted EPS Non-GAAP Reconciliation

						2011 Guidance
		Fourth Quarter		Full Year		Low end	High end
(In millions, except per share amounts)		2010	2009	2010	2009	of range	of range
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders		$1.37	$1.30	$4.79	$4.89	$4.83	$4.98
Per share impact of the FAS/CAS Pension Adjustment (A)		0.11	(0.01)	0.40	(0.04)	0.67	0.68
Per share impact of United Kingdom (UK) Border Agency program adjustment (B)		—	—	0.75	—	—	—
Per share impact of the favorable tax settlement (C)		—	—	(0.45)	—	—	—
Per share impact of the early debt retirement make-whole provision (D)		0.13	0.04	0.13	0.04	—	—
Per share impact of the acceleration of deferred gains related to terminated interest rate swaps on retired debt (E)		(0.03)	(0.01)	(0.03)	(0.01)	—	—

Adjusted EPS (1)		$1.57	$1.31	$5.58	$4.87	$5.50	$5.65

(A)	FAS/CAS Pension Adjustment	$60	$(6)	$230	$(27)	$367	$367
	Tax effect (at 35% federal statutory rate)	(21)	2	(80)	9	(128)	(128)

	After-tax impact	39	(4)	150	(18)	239	239
	Diluted Shares	366.0	388.4	377.0	395.7	359.0	353.0

	Per share impact	$0.11	$(0.01)	$0.40	$(0.04)	$0.67	$0.68

(B)	UK Border Agency program adjustment	$—	$—	$395	$—
	Tax effect (at 28% UK statutory tax rate)	—	—	(111)	—

	After-tax adjustment	—	—	284	—
	Diluted Shares	—	—	377.0	—

	Per share impact	$—	$—	$0.75	$—

(C)	Favorable tax settlement	$—	$—	$(170)	$—
	Diluted Shares	—	—	377.0	—

	Per share impact	$—	$—	$(0.45)	$—

(D)	Early debt retirement make-whole provision	$73	$22	$73	$22
	Tax effect (at 35% federal statutory rate)	(26)	(8)	(26)	(8)

	After-tax impact	47	14	47	14
	Diluted Shares	366.0	388.4	377.0	395.7

	Per share impact	$0.13	$0.04	$0.13	$0.04

(E)	Acceleration of deferred gains related to terminated interest rate swaps on retired debt	$(15)	$(6)	$(15)	$(6)
	Tax effect (at 35% federal statutory rate)	5	2	5	2

	After-tax impact	(10)	(4)	(10)	(4)
	Diluted Shares	366.0	388.4	377.0	395.7

	Per share impact	$(0.03)	$(0.01)	$(0.03)	$(0.01)

(1)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Pension Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Pension Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Pension Adjustment, fourth quarter 2010 and 2009 Adjusted EPS exclude the earnings per share impact of the charges associated with the make-whole provision on the early retirement of debt and the impact of the acceleration of deferred gains related to terminated interest rate swaps on retired debt. In addition to the FAS/CAS Pension Adjustment, 2010 and 2009 Adjusted EPS exclude an adjustment on the UK Border Agency program, on which RSL was notified of its termination in the second quarter of 2010, at the UK statutory tax rate that was in effect in the second quarter of 28%, the favorable tax settlement in the third quarter 2010 as a result of our receipt of final approval from the IRS and the U.S Congressional Joint Committee on Taxation of the IRS’ examination of our tax returns for the 1998-2005 tax years, and the impacts of the early retirement of debt in the fourth quarter 2010 and 2009, previously described.

Attachment F (Page 2 of 2)

Raytheon Company

Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin

Fourth Quarter 2010

Adjusted Income Non-GAAP Reconciliation

					2011 Guidance
	Fourth Quarter		Full Year		Low end of range	High end of range
(In millions)	2010	2009	2010	2009
Income from continuing operations attributable to Raytheon Company common stockholders	$499	$504	$1,804	$1,936	$1,708	$1,760
FAS/CAS Pension Adjustment (Tax effect at 35% federal statutory rate)	39	(4)	150	(18)	239	239
UK Border Agency program adjustment (Tax effect at 28% UK statutory tax rate)	—	—	284	—	—	—
Favorable tax settlement	—	—	(170)	—	—	—
Early debt retirement make-whole provision (Tax effect at 35% federal statutory rate)	47	14	47	14	—	—
Acceleration of deferred gains related to terminated interest rate swaps on retired debt (Tax effect at 35% federal statutory rate)	(10)	(4)	(10)	(4)	—	—

Adjusted Income (1)	$575	$510	$2,105	$1,928	$1,947	$1,999

Adjusted Operating Margin Non-GAAP Reconciliation

					2011 Guidance
	Fourth Quarter		Full Year		Low end of range	High end of range
	2010	2009	2010	2009
Operating Margin	11.7%	12.0%	10.4%	12.2%	10.6%	10.8%
Impact of the FAS/CAS Pension Adjustment	0.9%	(0.1)%	0.9%	(0.1)%	1.4%	1.4%
Impact of UK Border Agency program adjustment	—%	—%	1.4%	—%	—%	—%

Adjusted Operating Margin (1)	12.5%	11.9%	12.7%	12.1%	12.0%	12.2%

(1)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Pension Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Pension Adjustment at the federal statutory tax rate of 35% and, from time to time, certain other items. In addition to the FAS/CAS Pension Adjustment, fourth quarter of 2010 and 2009 Adjusted Income exclude the impact of the charges associated with the make-whole provision on the early retirement of debt and the impact of the acceleration of deferred gains related to terminated interest rate swaps on retired debt. In addition to the FAS/CAS Pension Adjustment, 2010 and 2009 Adjusted Income exclude the after-tax impact of an adjustment on the UK Border Agency program in the second quarter 2010, previously described, the favorable tax settlement in the third quarter 2010, previously described, and the early retirement of debt in the fourth quarter 2010 and 2009, previously described.

Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Pension Adjustment and the UK Border Agency program adjustment, previously described.

Attachment G (Page 1 of 2)

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Fourth Quarter 2010

Revised ROIC Calculation

Our revised definition of Return on Invested Capital (ROIC) is the same as our prior definition except stockholders’ equity is now adjusted to add back the Company’s liability for defined benefit pension plans, net of tax, instead of just the impact of the accounting standard for employers’ accounting for defined benefit pension plans. We adjusted the ROIC definition to exclude any change from pension contributions, which eliminates all of the non-operational pension impact from the calculation in order to more clearly reflect the underlying business performance in ROIC. We define ROIC as income from continuing operations excluding the after-tax effect of the FAS/CAS Pension Adjustment and, from time to time, certain other items, plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the liability for defined benefit pension plans, net of tax. 2009 ROIC also excludes from income from continuing operations the after-tax effect of the fourth quarter 2009 charge associated with the make-whole provision on the early retirement of debt and 2010 ROIC also excludes from income from continuing operations the after-tax effect of the second quarter 2010 UK Border Agency program adjustment, the third quarter 2010 favorable tax settlement and the after-tax effect of the fourth quarter 2010 charge associated with the make-whole provision on the early retirement of debt. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of the efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

			2011 Initial Guidance
(In millions, except percentages)	2009	2010	Low end of range	High end of range
Income from continuing operations	$1,977	$1,843
FAS/CAS Pension Adjustment, after-tax *	(18)	150
Q2 2010 UK Border Agency program adjustment, after-tax **	—	284
Q3 2010 favorable tax settlement	—	(170)	Combined	Combined
Q4 2009 and 2010 early debt retirement make-whole provision, after-tax *	14	47
Net interest expense, after-tax *	71	72
Lease expense, after-tax *	66	67

Return	$2,110	$2,293	$2,165	$2,215

Net debt ***	$(132)	$(171)
Equity less investment in discontinued operations	9,560	9,944
Lease expense x 8, plus financial guarantees	2,815	2,890	Combined	Combined
Pension liability, net of tax	3,612	3,049

Invested capital from continuing operations ****	$15,855	$15,712	$16,185	$15,985

ROIC	13.3%	14.6%	13.4%	13.9%

*	Calculated utilizing the federal statutory tax rate of 35%
**	Calculated utilizing the UK statutory tax rate in effect in Q2 2010 of 28%
***	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2-point average
****	Calculated using a 2-point average

Attachment G (Page 2 of 2)

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Fourth Quarter 2010

Prior ROIC Calculation

Our prior definition of Return on Invested Capital (ROIC) was income from continuing operations excluding the after-tax effect of the FAS/CAS Pension Adjustment plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of the accounting standard for employers’ accounting for defined benefit pension and other postretirement plans. 2009 ROIC also excludes from income from continuing operations the after-tax effect of the fourth quarter 2009 charge associated with the make-whole provision on the early retirement of debt and 2010 ROIC also excludes from income from continuing operations the after-tax effect of the second quarter 2010 UK Border Agency program adjustment, the third quarter 2010 favorable tax settlement and the after-tax effect of the fourth quarter 2010 charge associated with the make-whole provision on the early retirement of debt. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of the efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

			2011 Initial Guidance
(In millions, except percentages)	2009	2010	Low end of range	High end of range
Income from continuing operations	$1,977	$1,843
FAS/CAS Pension Adjustment, after-tax *	(18)	150
Q2 2010 UK Border Agency program adjustment, after-tax **	—	284
Q3 2010 favorable tax settlement	—	(170)	Combined	Combined
Q4 2009 and 2010 early debt retirement make-whole provision, after-tax *	14	47
Net interest expense, after-tax *	71	72
Lease expense, after-tax *	66	67

Return	$2,110	$2,293	$2,165	$2,215

Net debt ***	$(132)	$(171)
Equity less investment in discontinued operations	9,560	9,944
Lease expense x 8, plus financial guarantees	2,815	2,890	Combined	Combined
Unfunded projected benefit obligation	5,007	5,024

Invested capital from continuing operations ****	$17,250	$17,687	$18,581	$18,381

ROIC	12.2%	13.0%	11.7%	12.1%

*	Calculated utilizing the federal statutory tax rate of 35%
**	Calculated utilizing the UK statutory tax rate in effect in Q2 2010 of 28%
***	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2-point average
****	Calculated using a 2-point average